EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-99554, 333-49606, 333-72684, 333-126820, 333-131527, 333-147262, 333-161452, 333-170534, 333-208133, and 333-234794) and Form S-3 (No. 333-256336) of The Estée Lauder Companies Inc. of our report dated August 18, 2023 relating to the financial statements, and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
New York, New York
August 18, 2023